Exhibit 99.2

Notice of Guaranteed Delivery

HALLIBURTON COMPANY

Offer to Exchange Up to
135,627,000 Shares of Common Stock of
KBR, INC.

Which are Owned by Halliburton Company for
Outstanding Shares of Common Stock of
HALLIBURTON COMPANY

(Not To Be Used For Signature Guarantees)

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept this exchange offer, as set forth in the Prospectus — Offer to Exchange, dated March 2, 2007, as may be amended from time to time (the “Prospectus — Offer to Exchange”), and the related letter of transmittal, as may be amended from time to time (the “Letter of Transmittal”) in the following circumstances:

(1) if certificates representing shares of common stock, par value $2.50 per share (“Halliburton common stock”), of Halliburton Company, a Delaware corporation (“Halliburton”), are not immediately available;

(2) if shares of Halliburton common stock or other required documents cannot be delivered to the exchange agent, Mellon Investor Services LLC, on or before the expiration date of the exchange offer; or

(3) if the procedures for book-entry transfer cannot be completed on a timely basis.

This Notice of Guaranteed Delivery may be transmitted by mail, facsimile or hand to the exchange agent at the addresses/facsimile number set forth below. Additional information can be found in the section entitled “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery Procedures” in the Prospectus — Offer to Exchange. Only registered stockholders (including any participant in DTC whose name appears on a security position listing as the owner of shares of Halliburton common stock) may submit this Notice of Guaranteed Delivery.

Exchange Agent:

MELLON INVESTOR SERVICES LLC

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Attention: Reorganization Dept. P. O. Box 3448 South Hackensack, NJ 07606 Re: Halliburton Exchange Offer	(201) 680-4626 For Confirmation Only Telephone: (201) 680-4860	Attention: Reorganization Dept. 480 Washington Blvd. Mail/Drop-Reorg Jersey City, NJ 07310 Re: Halliburton Exchange Offer

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear on the Letter of Transmittal in the applicable space provided in the signature box.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) THE SHARES OF HALLIBURTON COMMON STOCK LISTED ON THIS NOTICE, (II) A LETTER OF TRANSMITTAL PROPERLY COMPLETED AND DULY EXECUTED (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), OR, IN THE CASE OF A TRANSFER OF SHARES HELD THROUGH THE DEPOSITORY TRUST COMPANY, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS — OFFER TO EXCHANGE) AND CONFIRMATION OF BOOK-ENTRY TRANSFER AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED TO THE EXCHANGE AGENT. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:

The undersigned hereby tenders to Halliburton the number of shares of Halliburton common stock set forth below, on the terms and subject to the conditions set forth in the Prospectus — Offer to Exchange and the related Letter of Transmittal, each as amended or supplemented, which together constitute the offer by Halliburton to exchange up to 135,627,000 shares of common stock, par value $0.001 per share (“KBR common stock”), of KBR, Inc., a Delaware corporation (“KBR”), in the aggregate for outstanding shares of Halliburton common stock, pursuant to the guaranteed delivery procedures set forth in the Prospectus — Offer to Exchange in the section entitled “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery Procedures.”

Number of shares of Halliburton common stock to be tendered and share certificate number(s) (if available):

(attach additional sheet if necessary)

Check box if shares of Halliburton common stock will be tendered by book-entry transfer through an account maintained by The Depository Trust Company: ☐

Account Number:
(if known)

Registered Holding Signature(s)

Please type of print your name(s) here

Please type or print address

Area code and telephone number

Tax Identification or Social Security Number(s)

Dated: _ _, 2007

ODD-LOTS

This section is to be completed ONLY if shares of Halliburton common stock are being tendered by or on behalf of a person owning beneficially and of record less than 100 shares of Halliburton common stock who wishes to tender all such shares. Check one:

☐	By checking this box, I represent that I own beneficially and of record less than 100 shares of Halliburton common stock and am tendering all my shares of Halliburton common stock. I request that my shares not be subject to proration if the exchange offer is oversubscribed.

☐	By checking this box I represent that I am a broker, dealer, commercial bank, trust company or other nominee who (i) is tendering for the beneficial owners thereof, shares of Halliburton common stock with respect to which I am the record owner; and (ii) believes, based upon representations made to me by each such beneficial owner, that such owners own beneficially less than 100 shares of Halliburton common stock and are tendering all such shares. I request that these shares not be subject to proration if the exchange offer is oversubscribed.

GUARANTEED DELIVERY
(Not to be used for signature guarantees)

The undersigned, a participant in the Securities Transfer Agents Medallion Program (STAMP) or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, an “Eligible Institution”) (i) represents and guarantees that the above-named person(s) hold(s) a net long position in the shares of Halliburton common stock tendered hereby as required under Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such shares of Halliburton common stock complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the exchange agent by no later than 5:00 p.m., New York City time, on the third New York Stock Exchange trading day after the date hereof (a) share certificates representing all shares of Halliburton common stock tendered hereby, in proper form for transfer (or, with respect to shares tendered through The Depository Trust Company (“DTC”), a confirmation of book-entry transfer with respect to such shares of Halliburton common stock into the exchange agent’s account at DTC), (b) a Letter of Transmittal, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered through DTC, an agent’s message (as defined in the Prospectus — Offer to Exchange), and (c) any other required documents.

The Eligible Institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and certificates for shares of Halliburton common stock, or confirmation of book-entry transfer and an agent’s message, and any required documents to the exchange agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Place Medallion guarantee in space below.

Name of Firm: _ _

Address (including zip code): _ _

Area Code and Telephone No.(s): _ _

Authorized Signature: _ _

Name: _ _
Please Type or Print

Title: _ _

Dated: _ _

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT WITH YOUR LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH DTC).

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